Translation

Property Lease Agreement

Owner of the Property: Duoyuan Clean Water Technology Industries (China) Co. Ltd (Party A)
User of the Property: Duoyuan Digital Printing Technology Industries (China) Co. Ltd (Party B)

Pursuant to relevant laws and regulations of PRC, both parties have entered into this Agreement through negotiation on the basis of equality, voluntariness, fairness, and sincerity, under which Party B shall lease from Party A certain premises lawfully owned by Party A.

Article 1 Leased Property:

1-1
Party A shall deliver 20% (3,079.86 square meters) of the premise located at No. 3 Jinyuan Road, Daxing Industrial Development Zone, Beijing (hereinafter as “the leased property”) for occupancy by Party B.

Article 2 Usage:

2-1	Party B shall only use this premise for office and R&D purpose.

2-2	Party B shall not change the usage of the leased property within the term of this lease.

2-3	Party B shall not change the structure of the leased property within the term of this lease.

2-4	Party B shall not sub-let the leased property within the term of this lease.

Article 3 Term of Lease

3-1	The lease term shall be one year, starting on January 1st 2008 and ending on December 31st 2008.

3-2	After expiration, Party B shall enter into new agreement with Party A if Party B intends to continue its occupancy of the property.

Article 4 Rental

4-1
The unit rental shall be RMB 1.00 per day per square meter, and annual expense is 3079.86*1.00*365, or RMB 1,124,148.90. The aforementioned rental includes expenses for the following: water, electricity, heating, air-conditioning, depreciation, amortization of land.

4-2	The rental shall remain unchanged during term of this Agreement.

4-3	The rental shall be paid once a year.

Article 5 Miscellaneous

Party B shall be responsible to immediately repair any damage in the leased property or facilities caused by its improper usage.

Article 4 This Agreement is made in three original copies, each of which shall be of equally legal effect upon execution by both parties.

Article 5 Any issue not covered under this Agreement shall be solved through friendly negotiation between the parties or through supplementary provisions.

Owner of the Property:
(seal of Duoyuan Clean Water Technology Industries (China) Co. Ltd)
/s/ Sihai Wang

User of the Property:
(seal of Duoyuan Digital Printing Technology Industries (China) Co. Ltd)
/s/ Zhiguo Hao

Date: December 25, 2007